Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact: Leslie Tullio

(571) 303-5689

ltullio@executiveboard.com

CEB INC. ANNOUNCES CLOSING OF SENIOR NOTES OFFERING AND AMENDED CREDIT FACILITY

ARLINGTON, Va. – June 9, 2015 – CEB Inc. (NYSE: CEB) today announced the closing of $250 million in aggregate principal amount of 5.625% senior notes due 2023 (the “Notes”) in a private placement transaction pursuant to Rule 144A and Regulation S under the Securities Act of 1933, as amended (the “Securities Act”). CEB has also completed the amendment of its credit facilities to, among other things, reduce pricing, increase the size of its revolving credit facility, and extend the final maturity of its credit facilities to 2020 (the “Amended Credit Facilities”).

CEB used the net proceeds from the offering of the Notes, together with the proceeds of new term loans under the Amended Credit Facilities, and cash on hand, to repay $504.5 million principal of term loans outstanding. Following consummation of the offering of the Notes, the closing of the Amended Credit Facilities and the use of proceeds therefrom, CEB has approximately $500.3 million of indebtedness outstanding.

This news release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of, these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or other jurisdiction.

The notes are being offered and sold to qualified institutional buyers in the United States in reliance on Rule 144A under the Securities Act and to non-U.S. persons in offshore transactions outside the United States in accordance with Regulation S under the Securities Act. The notes have not been registered under the Securities Act or any state securities laws, and may not be offered or sold in the United States or to U.S. persons absent registration or an applicable exemption from the registration requirements.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Statements using words such as “estimates,” “expects,” “anticipates,” “projects,” “plans,” “intends,” “believes,” “forecasts,” and variations of such words or similar expressions are intended to identify forward-looking statements. In addition, all statements other than statements of historical fact are statements that could be deemed forward-looking statements. You are hereby cautioned that these statements are based upon our expectations at the time we make them and may be affected by important factors including, among others, the factors set forth below and in our filings with the US Securities and Exchange Commission (“SEC”), and consequently, actual operations and results may differ materially from the results discussed in the forward-looking statements. Our expectations, beliefs and projections are expressed in good faith and we believe there is a reasonable basis for them. Factors that could cause actual results to differ materially from those indicated by forward-looking statements include, among others, our dependence on renewals of our membership-based services, the sale of additional programs to existing members and our ability to attract new members, our potential failure to adapt to changing member needs and demands, our potential failure to develop and sell, or expand sales markets for our SHL Talent Measurement tools and services, our potential inability to attract and retain a significant number of highly skilled employees or successfully manage succession planning issues, fluctuations in operating results, our potential inability to protect our intellectual property rights, our potential inability to adequately maintain and protect our information technology infrastructure and our member and client data, potential confusion about our rebranding, including our integration of the SHL Talent Measurement brand, our potential exposure to loss of revenue resulting from our unconditional service guarantee, exposure to litigation related to our content, various factors that could affect our estimated income tax rate or our ability to use our existing deferred tax assets, changes in estimates, assumptions or revenue recognition policies used to prepare our consolidated financial statements, including those related to testing for potential goodwill impairment, our potential inability to make, integrate and maintain acquisitions and investments, the amount and timing of the benefits expected from acquisitions and investments, the risk that we will be required to recognize additional impairments to the carrying value of the significant goodwill and amortizable intangible asset amounts included in our balance sheet as a result of our acquisitions, which would require us to record charges that would reduce our reported results, our potential inability to effectively manage the risks associated with the indebtedness we incurred and the senior secured credit facilities we entered into in connection with our acquisition of SHL or any additional indebtedness we may incur in the future, our potential inability to effectively manage the risks associated with our international operations, including the risk of foreign currency exchange fluctuations, our potential inability to effectively anticipate, plan for and respond to changing economic and financial market conditions, especially in light of ongoing uncertainty in the worldwide economy, the US economy, and possible volatility of our stock price. Various important factors that could cause our actual results to differ from our expected or historical results are discussed more fully in the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Risk Factors” sections of our filings with the SEC, including, but not limited to, our 2014 Annual Report on Form 10-K filed on February 27, 2015. The forward-looking statements in this press release are made as of June 9, 2015, and we undertake no obligation to update any forward-looking statements, whether as a result of new information, future events, or otherwise.

About CEB

CEB, the leading member-based advisory company, equips more than 10,000 organizations around the globe with insights, tools and actionable solutions to transform enterprise performance. By combining advanced research and analytics with best practices from member companies, CEB helps leaders realize outsized returns by more effectively managing talent, information, customers and risk. Member companies include nearly 90% of the Fortune 500, more than 75% of the Dow Jones Asian Titans, and 85% of the FTSE 100. More at www.cebglobal.com.